Exhibit 99.1

Exela Technologies Holdings, Inc. Reports Full Year 2023 Results

Full Year Highlights

•	2023 revenue of $1,064.1 million, down 1.2% year-over-year

•	Gross margin of 21.7% in 2023 vs 18.5% in 2022

•	Operating profit of $8.1 million, up $236.8 million due to increased gross margin, lower SG&A and no impairments in 2023 versus 2022

•	Net loss of $124.4 million ($125.1 attributable to Exela Technologies Inc), an improvement of $291.4 million year-over-year

•	Certain of the Company’s subsidiaries issued approximately $764.8 million of aggregate principal amount of new notes in exchange for $956.0 million of aggregate principal amount of existing 2026 notes in 2023

IRVING, TX April 4, 2024 (GLOBE NEWSWIRE) – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation (“BPA”) leader, announced today its financial results for the full year ended December 31, 2023.

“2023 was a challenging year with focus on stabilizing revenues and recovering from the effects of our network outage in 2022. We made significant improvement to our balance sheet, eliminating current liabilities, and reducing our overall debt and interest expense under a difficult macro environment and uncertain outlook. We maintained our focus on cost management and leveraging automationand have 2023 initiatives in process continuing into 2024 to achieve our margin improvement goals.

Late in the year, we made investments to position the Company for future growth by entering into cyber security, data modernization, cloud and Infrastructure-as-a-Service, in addition to previously announced investments in FAO and data science. We completed the public listing on Nasdaq of XBP Europe, our European business. We also made significant investments in people. We improved gross margins and operating income, however we did not accomplish all of our goals in 2023 and have room to grow,” said Par Chadha, Executive Chairman of Exela Technologies.

Full Year Highlights

•	Revenue: Revenue for 2023 was $1,064.1 million, a decline of 1.2% compared to $1,077.2 million in 2022

•	Revenue for the Information and Transaction Processing Solutions segment was $732.3 million, a decline of 4.3% year-over-year

•	Healthcare Solutions generated $251.4 million, a 5.0% increase year-over-year

•	Legal and Loss Prevention Services generated $80.4 million in revenue, a 10.6% increase year-over-year

•	Operating profit: Operating profit in 2023 was $8.0 million, up $236.8 million compared with an operating loss of $228.8 million in 2022. Higher gross margin from technology advancements, lower SG&A with reductions in professional services and facility expenses, and a lack of goodwill impairment contributed to the profit improvement on a year-over-year basis.

•	Net Loss: Net loss for 2023 was $124.4 million ($125.1 attributable to Exela Technologies Inc), an improvement of $291.4 million compared with a net loss of $415.6 million in 2022. The year over year decrease was materially driven by improvements in operating profit, lower interest expense and a gain on debt modification and extinguishment costs relative 2022.

•	Adjusted EBITDA(1): Adjusted EBITDA for 2023 was $60.0 million compared to $56.8 million in 2022. Adjusted EBITDA margin for 2023 was 5.6%, an increase of 30 basis points from 2022.

•	Capital Expenditures: Capital expenditures for 2023 were 1.1% of revenue compared to 2% of revenue in 2022 as we continue to migrate from capital intensive infrastructure to cloud computing, by making investments in our platforms and operations.

Below is the note referenced above:

(1)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 14,100 employees operating in 20 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

X: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

Vincent Kondaveeti

E: vincent.kondaveeti@exelatech.com

Exela Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2023 and 2022

(in thousands of United States dollars except share and per share amounts)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$23,341	$15,073
Restricted cash	43,812	29,994
Accounts receivable, net of allowance for credit losses of $6,628 and $6,402, respectively	76,893	101,616
Related party receivables and prepaid expenses	296	759
Inventories, net	11,502	16,848
Prepaid expenses and other current assets	25,364	26,206
Total current assets	181,208	190,496
Property, plant and equipment, net of accumulated depreciation of $213,142 and $207,520, respectively	58,366	71,694
Operating lease right-of-use assets, net	33,874	40,734
Goodwill	170,452	186,802
Intangible assets, net	164,920	200,982
Deferred income tax assets	3,043	1,483
Other noncurrent assets	24,474	29,721
Total assets	$636,337	$721,912

Liabilities and Stockholders' Deficit
Liabilities
Current liabilities
Current portion of long-term debt	$30,029	$154,802
Accounts payable	61,109	79,249
Related party payables	1,938	2,473
Income tax payable	2,080	2,045
Accrued liabilities	63,699	61,340
Accrued compensation and benefits	65,012	54,143
Accrued interest	52,389	60,901
Customer deposits	23,838	16,955
Deferred revenue	12,099	16,405
Obligation for claim payment	66,988	44,380
Current portion of finance lease liabilities	4,856	5,485
Current portion of operating lease liabilities	10,845	11,867
Total current liabilities	394,882	510,045
Long-term debt, net of current maturities	1,030,580	942,035
Finance lease liabilities, net of current portion	5,953	9,448
Pension liabilities, net	13,192	16,917
Deferred income tax liabilities	11,692	11,180
Long-term income tax liabilities	6,359	2,742
Operating lease liabilities, net of current portion	26,703	31,030
Other long-term liabilities	5,811	6,104
Total liabilities	1,495,172	1,529,501
Commitments and Contingencies (Note 14)
Stockholders' deficit
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 6,365,353 shares issued and outstanding at December 31, 2023 and 1,393,889 shares issued and 1,393,276 shares outstanding at December 31, 2022	261	162
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at December 31, 2023 and December 31, 2022, respectively
Series A Preferred Stock, 2,778,1 11 shares issued and outstanding at December 31, 2023 and December 31, 2022	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at December 31, 2023 and O shares issued and outstanding at December 3 I, 2022	—	—
Additional paid in capital	1,179,098	1,102,619
Less: Common Stock held in treasury, at cost; 0 shares at December 31, 2023 and 612 shares at December 31, 2022	—	(10,949)
Equity-based compensation	57,073	56,958
Accumulated deficit	(2,084,114)	(1,948,009)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(7,648)	(4,788)
Unrealized pension actuarial losses, net of tax	(174)	(3,583)
Total accumulated other comprehensive loss	(7,822)	(8,371)
Total stockholders' deficit attributable to Exela Technologies, Inc.	(855,503)	(807,589)
Noncontrolling interest in XBP Europe	(3,332)	—
Total stockholders' deficit	(858,835)	(807,589)
Total liabilities and stockholders' deficit	$636,337	$721,91

The accompanying notes are an integral part of these consolidated financial statements.

Exela Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2023 and 2022

(in thousands of United States dollars except share and per share amounts)

	Years ended December 31,
	2023	2022
Revenue	$1,064,124	$1,077,157
Cost of revenue (exclusive of depreciation and amortization)	833,422	877,474
Selling, general and administrative expenses ( exclusive of depreciation and amortization)	150,672	176,524
Depreciation and amortization	60,535	71,831
Impairment of goodwill and other intangible assets	—	171,182
Related party expense	11,444	8,923
Operating profit (loss)	8,051	(228,777)
Other expense (income), net:
Interest expense, net	139,656	164,870
Debt modification and extinguishment costs (gain), net	(16,129)	4,522
Sundry expense (income), net	973	(957)
Other expense (income), net	(884)	14,170
Loss before income taxes	(115,565)	(411,382)
Income tax expense	(8,868)	(4,199)
Net loss	(124,433)	(415,581)
Net profit (loss) attributable to noncontrolling interest in XBP Europe, net of taxes	723	—
Net loss attributable to Exela Technologies, Inc.	$(125,156)	$(415,581)
Cumulative dividends for Series A Preferred Stock	(3,961)	(3,588)
Cumulative dividends for Series B Preferred Stock	(4,718)	(3,665)
Net loss attributable to common stockholders	$(133,835)	$(422,834)
Loss per share:
Basic and diluted	$(22.37)	$(1,372.98)

The accompanying notes are an integral part of these consolidated financial statements.

Exela Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2023 and 2022

(in thousands of United States dollars unless otherwise stated)

	Years ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(124,433)	$(415,581)
Adjustments to reconcile net loss
Depreciation and amortization	60,535	71,831
Original issue discount,. debt premium and debt issuance cost amortization	5,411	15,261
Interest paid on BR Exar AR Facility	(10,754)	—
Debt modification and extinguishment gain, net	(17,534)	(1,803)
Impairment of goodwill and other intangible assets	—	171,182
Impairment of operating lease right-of-use assets	1,942
Credit loss expense	4,486	1,573
Deferred income tax. provision	(1,048)	147
Share-based compensation expense	115	970
Unrealized foreign currency gain	(70)	(1,288)
(Gain) loss on sale of assets	(7,044)	707
Fair value adjustment for private warrants liability of XBP Europe	597	—
Change in operating assets and liabilities
Accounts receivable	22,729	77,650
Prepaid expenses and other current assets	5,523	(7,813)
Accounts payable and accrued liabilities	63,711	(520)
Related party payables	(71)	945
Additions to outsource contract costs	(539)	(423)
Net cash provided by (used in) operating activities	3,556	(87,162)
Cash flows from investing activities
Purchase of property, plant and equipment	(8,075)	(18,299)
Additions to patents	—	(15)
Additions to internally developed software	(3,818)	(3,650)
Proceeds from sale of assets	29,811	194
Net cash provided by (used in) investing activities	17,918	(21,770)
Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	—	55
Proceeds from issuance of Common Stock from at the market offerings	69,260	276,337
Cash received in exchange for the issuance of noncontrolling interest shares in XBP Europe	5,205	—
Cash paid for equity issuance costs from at the market offerings	(2,232)	(9,482)
Dividend paid on Series B Preferred Stock	—	(2,532)
Payment for fractional mates on reverse stock split	(31)	—
Repurchases of Common Stock for retirement	—	(487)
Borrowings under factoring arrangement and Securitization Facility	88,396	123,353
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(92,536)	(216,812)
Cash paid for withholding taxes on vested RSUs	—	(135)
Lease terminations	—	3
Cash paid for debt issuance costs	(8,496)	(7,125)
Principal payments on finance tease obligations	(4,570)	(5,523)
Borrowings from senior secured revolving facility and BRCC revolver	9,600	20,000
Repayments on senior secured revolving facility	—	(49,477)
Proceeds from issuance of July 2026 Notes	—	70,269
Borrowings from other loans	8,709	10,095
Cash paid for debt repurchases	(11,858)	(4,712)
Proceeds from Senior secured term loan	40,000	—
Proceeds from Second Lien Note	31,500	—
Borrowing under BR Exar AR Facility	42,539	—
Repayments under BR Exar AR Facility	(42,546)	—
Repayment of BRCC term loan	(48,529)	(66,471)
Principal repayments on senior secured term loans and other loans	(83,787)	(30,717)
Net cash provided by financing activities	624	106,639
Effect of exchange rates on cash, restricted cash and cash equivalents	(12)	(700)
Net increase (decrease) in cash, restricted cash and cash equivalents	21,086	(2,993)
Cash, restricted cash, and cash equivalents
Beginning of period	45,067	48,060
End of period	$67,153	$45,067
Supplemental cash flow data:
Income tax payments, net of refunds received	$5,494	$5,790
Interest paid	111,835	98,602
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	$405	$4,790
Issuance of April 2026 Notes in exchange of July 2026 Notes	764,800	—
Issuance of April 2026 Notes in exchange of 2023 term loan	2,963	—
Accrued PIK interest paid through issuance of PIK Notes	44,146	—
Common Stock exchanged for Series B Preferred Stock	—	6
Accrued liability for true-up obligation settled through the issuance of July 2026 Notes	—	10,351
Accrued capital expenditures	2,261	1,851

The accompanying notes are an integral part of these consolidated financial statements.

Exela Technologies, Inc. and Subsidiaries

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

	Year Ended December 31,
	2023	2022
Net Loss	$(124,433)	$(415,581)
Taxes	8,868	4,199
Interest expense	139,656	164,870
Depreciation and amortization	60,535	71,831
EBITDA	84,626	(174,681)
Transaction and integration costs (1)	6,172	18,586
Non-cash equity compensation (2)	115	985
Other charges including non-cash (3)	(12,991)	35,932
Loss/(gain) on sale of assets (4)	1,105	1,357
Loss/(gain) on business disposals (5)	(7,223)	—
Debt modification and extinguishment costs (gain), net	(16,129)	4,522
Loss/(gain) on derivative instruments	—	(1,091)
Exit costs related to China operations	1,850	—
XBP Europe related de-SPAC costs	2,478	—
Impairment of goodwill, other intangible assets	—	171,182
Adjusted EBITDA	$60,003	$56,792

(1)	Represents non-recurring legal, consulting and other fees and expenses incurred in connection with acquisitions, dispositions, debt-exchanges and other extraordinary transactions and events during the applicable period.
(2)	Represents the non-cash charges related to restricted stock units and options.
(3)	Represents fair value adjustments to our true-up guarantee obligation under the Revolver Exchange (as defined below), network outage related costs and related insurance recoveries, legal settlement costs for class action.
(4)	Represents a loss/(gain) recognized on the disposal of property, plant, and equipment and other assets.
(5)	Represents a loss/(gain) recognized on the sale of high-speed scanner business in the second quarter of 2023.

Source: Exela Technologies, Inc.